EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.169 to Registration Statement No.033-00572 on Form N-1A of our reports dated November 21, 2016, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 26, 2017

Schedule A

Report Date

Eaton Vance Municipals Trust

November 21, 2016

Eaton Vance California Municipal Opportunities Fund

November 21, 2016

Eaton Vance Massachusetts Municipal Income Fund

November 21, 2016

Eaton Vance National Municipal Income Fund

November 21, 2016

Eaton Vance New York Municipal Income Fund

November 21, 2016

Eaton Vance Ohio Municipal Income Fund